Exhibit 99.1

Muscle Maker Inc. Reports First Quarter 2023 Results

Revenue Rises to $213 Million From $3 Million

Adjusted EBITDA Rises to $2.4 Million vs. Loss in Prior Year

Fort Worth, Texas, May 10, 2023 (ACCESSWIRE) – Muscle Maker, Inc. (Nasdaq: GRIL) (“Muscle Maker”, “GRIL” or the “Company”), a global agricultural-commodity supply chain and emerging growth stage restaurant company, today announced its first quarter results ending March 31, 2023. Chief Executive Officer, Michael Roper and Chief Financial Officer, Jennifer Black will host a conference call at 5 pm Eastern Daylight Time on May 10, 2023, to discuss the results. All interested parties are invited to join this call. The Q1 2023 financial statements for the quarter ended March 31, 2023, are available on the Investors section of our website and can also be found on sec.gov.

“We are pleased to report that Muscle Maker had a successful first quarter of the year, marked by a significant move towards becoming a diversified global food organization,” said Michael Roper, CEO of Muscle Maker. “This transformation was made possible by the creation of our wholly owned subsidiary, Sadot LLC. Our shift to diversify our U.S.-centric restaurant business towards a more globally focused food organization is proving out by the progress we have made thus far is encouraging, and we are confident that we are on the right path to realizing our vision for a more diversified and successful future.”

Financial highlights for the three months ended March 31, 2023:

●	For the three months ended March 31, 2023, the Company reported consolidated revenue of $213 million, a significant increase compared to $3 million for the prior year ended March 31, 2022.
●	Non-GAAP adjusted EBITDA from operations was $2.4 million in the first quarter of 2023 compared to a $1.5 million loss in the first quarter 2022.
●	Sadot subsidiary generated a net income of $4.3 million.
●	MMI Restaurant Brands subsidiary generated a net loss of $406,000 for the first quarter.
●	The Company, as of March 31, 2023, had a cash balance of $6.4 million and a working capital surplus of $6.4 million.

Recent strategic and operational highlights during the first quarter of 2023 include:

Sadot subsidiary

●	Completed 19 transactions in Q1 with the average revenue per transaction of $11.1 million.
●	Average COGS per transaction of $10.8 million.
●	These 19 transactions were completed throughout 11 different countries.

MMI Restaurant Brands Subsidiary

●	50+ units across two fast casual concepts.
●	Subscription-based fresh meal prep service with 30+ points of distribution plus in-home and national delivery.
●	Currently have over 45 Pokemoto franchise agreements sold but not yet open.
●	Recently launched a new dual concept unit that combines our Pokemoto brand with our Muscle Maker Grill concept under the same roof.

Operating Results

For the three months ended March 31, 2023, the Company reported consolidated revenue of $213 million, an increase of $210 million or 7000% from the comparative period in 2022. The increase from the first quarter of the prior year can be attributed to the formation of the Sadot subsidiary. As of March 31, 2023, Muscle Maker had a cash balance of $6.4 million. The cash decrease in the first quarter of 2023 was primarily due to Sadot offering terms on the commodity trade transactions to generate a higher margin on the trade. The Company has over $4 million in receivables that are due in less than 60 days.

Outlook

“We are extremely pleased with MMI’s performance this quarter – fueled by our new diversification strategy. Investors may notice a growing disparity in the operating results between the two business units and management is committed to focusing our resources on the path that will create the most value for shareholders going forward. We are confident in the future of both Sadot in the global supply-chain and our restaurant group as it’s downstream retail vertical, and we look forward to continued growth in the months and years to come,” commented Mr. Roper.

Webcast Details

Date: May 10, 2023

Time: 5:00 PM EDT / 2:00 AM PDT

To register, please use the link below:

* https://audience.mysequire.com/webinar-view?webinar_id=0e6c02ab-718c-470b-80b4-04c16ac0f67d

* Please note that when logging into the Webcast individuals must, when prompted to, “allow video and audio” access to your device to view and hear the call.

About Muscle Maker, Inc.

In late 2022, Muscle Maker began its evolution from a consumer-focused, U.S. restaurant business into a global, food-focused organization with two distinct business units:

Sadot LLC

Muscle Maker’s largest operating unit is its newly-created subsidiary, Sadot LLC. Sadot is an international agri-foods company engaged in trading and shipping food (and feed) commodities such as soybean meal, wheat and corn. Sadot was formed in partnership with Aggia LLC FZ, a Dubai based, international consulting firm that provides services to companies operating in the global food supply chain.

MMI Restaurant Group

Muscle Maker’s legacy business is our limited collection of 50+ restaurants, including Pokémoto Hawaiian Poké & Boba Tea and Muscle Maker Grill, and our subscription, fresh-prep meal service, Superfit Foods, with 30+ points of distribution plus in-home and national delivery. All three concepts compete in the growing healthier-for-you segment. National franchise development of the Pokémoto concept is the key growth driver with more than 45 franchise units already in the pipeline.

Muscle Maker, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2023	December 31, 2022
	$’000	$’000
Assets
Current assets:
Cash	6,386	9,898
Accounts receivable, net of allowance for doubtful accounts of $28.8 thousand and $23.4 thousand as of March 31, 2023 and December 31, 2022, respectively	4,961	135
Inventory	35,145	298
Prepaid expenses and other current assets	206	317
Total current assets	46,698	10,648
Right to use assets	2,189	2,433
Property and equipment, net	1,680	1,895
Goodwill	2,626	2,626
Intangible assets, net	4,301	4,611
Deposit on farmland	5,002	4,914
Security deposits and other assets	102	103
Total assets	62,598	27,230
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	35,863	1,953
Accrued stock-based compensation expense - related party	3,400	3,603
Notes payable, current	225	222
Operating lease liability, current	505	560
Deferred revenue, current	90	95
Other current liabilities	195	182
Total current liabilities	40,278	6,615
Notes payable, non-current	722	759
Operating lease liability, non-current	1,800	2,019
Deferred revenue, non-current	1,228	1,276
Total liabilities	44,028	10,669
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value, 150 million shares authorized, 32.2 million and 29.3 million shares issued and outstanding as of March 31, 2023, and December 31, 2022, respectively	3	3
Additional paid-in capital	98,988	95,913
Accumulated deficit	(80,421)	(79,355)
Total stockholders’ equity	18,570	16,561
Total liabilities and stockholders’ equity	62,598	27,230

Muscle Maker, Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
	$’000	$’000
Revenues:
Commodity sales	210,366	-
Company restaurant sales, net of discounts	2,301	2,694
Franchise royalties and fees	284	208
Franchise advertising fund contributions	16	18
Total revenues	212,967	2,920
Operating Costs and Expenses:
Commodity operating expenses:
Commodity cost	205,055	-
Labor	620	-
Other commodity operating expenses	154	-
Total commodity operating expenses	205,829	-
Restaurant operating expenses:
Food and beverage costs	839	1,026
Labor	880	1,073
Rent	274	340
Other restaurant operating expenses	472	650
Total restaurant operating expenses	2,465	3,089
Depreciation and amortization expenses	633	476
Franchise advertising fund expenses	16	18
Pre-opening expenses	36	-
Post-closing expenses	94	-
Stock-based consulting expenses	3,359	-
Sales, general and administrative expenses	2,142	1,324
Total costs and expenses	214,574	4,907
Loss from operations	(1,607)	(1,987)
Other Income:
Other income / (expense)	-	(19)
Interest income / (expense), net	3	(18)
Change in fair value of accrued compensation	541	-
Gain on debt extinguishment	-	140
Total other income, net	544	103
Loss Before Income Tax	(1,063)	(1,884)
Income tax	3	2
Net loss	(1,066)	(1,886)

Net Loss Per Share:
Basic and Diluted	(0.04)	(0.07)

Weighted average Number of Common Shares Outstanding:
Basic and Diluted	29,443	$27,802

Muscle Maker, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2023	2022
	$’000	$’000
Cash Flows from Operating Activities
Net loss	(1,066)	(1,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	633	476
Stock-based compensation	55	72
Gain on extinguishments of debt	-	(140)
Stock-based consulting expenses	3,359	-
Change in fair value of compensation	541	-
Loss on disposal of assets	-	240
Bad debt expense	(5)	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,821)	(175)
Inventory	(34,848)	(1)
Prepaid expenses and other current assets	111	698
Security deposits and other assets	-	16
Accounts payable and accrued expenses	33,910	(404)
Accrued stock-based compensation expense - related party	(1,082)	-
Deferred rent	-	(128)
Operating right of use asset and liability, net	(30)	129
Deferred revenue	(53)	191
Other current liabilities	14	(8)
Total adjustments	(2,216)	957
Net cash used in operating activities	(3,282)	(929)
Cash Flows from Investing Activities
Deposit on farmland	(87)	-
Purchases of property and equipment	(109)	(35)
Net cash used in investing activities	(196)	(35)
Cash Flows from Financing Activities
Repayments of notes payables	(34)	(32)
Net cash used in financing activities	(34)	(32)
Net Decrease in Cash	(3,512)	(996)
Cash – beginning of period	9,898	15,767
Cash – end of period	6,386	14,771

Reconciliations of EBITDA, Adjusted EBITDA and Other Non-GAAP Measures

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and Adjusted EBITDA Margin for the three months ended March 31, 2023 and 2022:

	For the Three Months Ended March 31,
	2023	2022
	$’000	$’000
Net loss	(1,066)	(1,886)
Adjustments to EBITDA:
Depreciation and amortization expenses	633	476
Interest expense, net	3	(18)
Income tax	3	2
EBITDA	(427)	(1,426)
Adjustments to Adjusted EBITDA:
Other income / (expense)	—	19
Change in fair value of accrued compensation	(541)	—
Gain on debt extinguishment	—	(140)
Stock-based consulting expenses	3,359	—
Adjusted EBITDA	2,391	(1,547)
Total revenue	212,967	2,920

Net loss Margin	(0.5)%	(64.6)%
Adjusted EBITDA Margin	1.1%	(53.0)%

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations:

Frank Pogubila

SVP

Integrous Communications

W - 951.946.5288

E - IR@musclemakergrill.com